Exhibit 10.9

LEVY ACQUISITION CORP.

October 4, 2013

Levy Family Partners, LLC

444 North Michigan Avenue

Suite 3500

Chicago, IL 60611

Re: Amended and Restated Administrative Services Agreement

Gentlemen:

This letter will amend and restate in its entirety the Administrative Services Agreement by and between Levy Acquisition Corp. (the “Company”) and Levy Family Partners, LLC, dated as of August 12, 2013. This letter agreement will confirm our agreement that, commencing on the date the securities of the Company are first listed on the NASDAQ Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Levy Family Partners, LLC shall make available to the Company, at 444 North Michigan Avenue, Suite 3500, Chicago, IL 60611 (or any successor location of Levy Family Partners, LLC), certain office space, utilities, secretarial support and administrative services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Levy Family Partners, LLC the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

(ii) the Company shall reimburse Levy Family Partners, LLC for a portion of the compensation paid to its personnel, including certain of the Company’s officers, who work on the Company’s behalf, in an amount not to exceed $15,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date.

Levy Family Partners, LLC hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Illinois, without giving effect to its choice of laws principles.

[Signature page follows]

Very truly yours,

LEVY ACQUISITION CORP.

By:	/s/ Ari Levy
Name: Ari Levy
Title: President

AGREED TO AND ACCEPTED BY:

Levy Family Partners, LLC

By:	/s/ Ari Levy
Name: Ari Levy
Title: Manager

[Signature Page to A&R Administrative Services Letter Agreement]